Exhibit 10.4.1

Execution Version

TRADEMARK SECURITY AGREEMENT

This TRADEMARK SECURITY AGREEMENT (this “Trademark Security Agreement”) is made this 18th day of June, 2013, by and among the Grantor listed on the signature pages hereof (the “Grantor”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association (“US Bank”), in its capacity as collateral agent for the Secured Parties (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, reference is made to the indenture dated as of the date hereof (as amended, amended and restated, extended, renewed, refinanced, supplemented or otherwise modified from time to time, the “Indenture”), by and among the Issuer, the Guarantors (as defined therein), the Trustee and the Collateral Agent, pursuant to which the Issuer has issued 9.25% Senior Secured Notes due 2020 (together with any Additional Notes and Exchange Notes, the “Notes”).  The Indenture requires that the Issuer and the Guarantors enter into a Security Agreement.

WHEREAS, the Grantor has executed and delivered to Collateral Agent, for the benefit of the Secured Parties, that certain Security Agreement, dated as of June 18, 2013 (including all annexes, exhibits or schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the “Security Agreement”); and

WHEREAS, pursuant to the Security Agreement, the Grantor is required to execute and deliver to the Collateral Agent, for the benefit of the Secured Parties, this Trademark Security Agreement;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor hereby agree as follows:

1.                                      DEFINED TERMS.  All initially capitalized terms used but not otherwise defined herein have the meanings given to them in the Security Agreement or, if not defined therein, in the Indenture.

2.                                      GRANT OF SECURITY INTEREST IN TRADEMARK COLLATERAL.  The Grantor hereby unconditionally grants, assigns, and pledges to the Collateral Agent, for the benefit of the Secured Parties, to secure the Secured Obligations, a continuing security interest (referred to in this Trademark Security Agreement as the “Security Interest”) in all of the Grantor’s right, title and interest in and to the following, whether now owned or hereafter acquired or arising (collectively, the “Trademark Collateral”):

(a)                                 all of its Trademarks, exclusive, however, of (i) any Trademarks that are protectable, registered or applied for solely under the laws of jurisdictions outside the United States, and (ii) any Excluded Collateral;

(b)                                 all goodwill of the business connected with the use of, and symbolized by, each Trademark; and

(c)                                  all products and proceeds (as that term is defined in the Code) of the foregoing, including any claim by the Grantor against third parties for past, present or future (i) infringement or dilution of any Trademark, including right to receive any damages or (ii) injury to the goodwill associated with any Trademark.

3.                                      SECURITY FOR SECURED OBLIGATIONS.  This Trademark Security Agreement and the Security Interest created hereby secures the payment and performance of the Secured Obligations, whether now existing or arising hereafter.  Without limiting the generality of the foregoing, this Trademark Security

Agreement secures the payment of all amounts which constitute part of the Secured Obligations and would be owed by the Grantor to the Collateral Agent or any Secured Party, whether or not they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving the Grantor.

4.                                      SECURITY AGREEMENT AND INTERCREDITOR AGREEMENT.  The Security Interest granted pursuant to this Trademark Security Agreement is granted in conjunction with the security interests granted to the Collateral Agent, for the benefit of the Secured Parties, pursuant to the Security Agreement.  The Grantor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the Security Interest in the Trademark Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.  To the extent there is any inconsistency between this Trademark Security Agreement and the Security Agreement, the Security Agreement shall control.

Notwithstanding anything herein to the contrary, the liens and security interests granted to U.S. Bank National Association, as the Collateral Agent, pursuant to this Agreement and the exercise of any right or remedy by U.S. Bank National Association, as the Collateral Agent hereunder, are subject to the provisions of the Intercreditor Agreement dated as of June 18, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), between Wells Fargo Capital Finance, LLC, as the Bank Collateral Agent, and U.S. Bank National Association, as the Notes Collateral Agent.  In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, as between the Credit Facility Claimholders (as defined in the Intercreditor Agreement) and the Notes Claimholders (as defined in the Intercreditor Agreement), the terms of the Intercreditor Agreement shall govern and control.

5.                                      AUTHORIZATION TO SUPPLEMENT.  If the Grantor shall obtain rights to any new trademarks, the provisions of this Trademark Security Agreement shall automatically apply thereto.  The Grantor hereby authorizes the Collateral Agent unilaterally to modify this Trademark Security Agreement by amending Schedule I to include any such new trademark rights of the Grantor.  Notwithstanding the foregoing, no failure to so modify this Trademark Security Agreement or amend Schedule I shall in any way affect, invalidate or detract from the Collateral Agent’s continuing security interest in all Collateral, whether or not listed on Schedule I.

6.                                      COUNTERPARTS.  This Trademark Security Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Trademark Security Agreement.  Delivery of an executed counterpart of this Trademark Security Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Trademark Security Agreement.  Any party delivering an executed counterpart of this Trademark Security Agreement by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Trademark Security Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Trademark Security Agreement.

7.                                      CONSTRUCTION.  This Copyright Security Agreement is a Notes Document.  Unless the context of this Trademark Security Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or”.  The words “hereof”, “herein”, “hereby”, “hereunder”, and similar terms in this Trademark Security Agreement refer to this Trademark Security Agreement as a whole and not to any particular provision of this Trademark Security Agreement.  Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified.  Any reference in this Trademark Security Agreement to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements,

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substitutions, joinders, and supplements set forth herein).  The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts, and contract rights.  Any reference herein to the satisfaction, repayment, or payment in full of the Secured Obligations shall mean the repayment in full in cash or immediately available funds of all of the Secured Obligations (including the payment of any termination amount then applicable other than unasserted contingent indemnification Secured Obligations.  Any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns.  Any requirement of a writing contained herein shall be satisfied by the transmission of a Record.

8.                                      THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS TRADEMARK SECURITY AGREEMENT.  The parties to this Trademark Security Agreement each hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan in The City of New York in any action or proceeding arising out of or relating to the Trademark Security Agreement, and all such parties hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such New York State or federal court and hereby irrevocably waive, to the fullest extent that they may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS TRADEMARK SECURITY AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have caused this Trademark Security Agreement to be executed and delivered as of the day and year first above written.

GRANTOR:	PACIFIC MOTOR TRUCKING COMPANY,
a Missouri corporation

	By:	/s/ T. Michael Riggs
Name: T. Michael Riggs
Title: Chairman, Treasurer and Assistant Secretary

[Signature Page to Jack Cooper Holdings Corp. Trademark Security Agreement]

ACCEPTED AND ACKNOWLEDGED BY:

COLLATERAL AGENT:	U.S. BANKING NATIONAL ASSOCIATION
a national banking association

	By:	/s/ Raymond S. Haverstock
Name: Raymond S. Haverstock
Title: Vice President

[Signature Page to Jack Cooper Holdings Corp. Trademark Security Agreement]

SCHEDULE I

to

TRADEMARK SECURITY AGREEMENT

Trademark Registrations/Applications

Grantor	Country	Mark	Application/Registration No.	App/Reg Date
Pacific Motor Trucking Company	United States	PMT	73359327/ 1248646	04/12/1982 08/16/1983
Pacific Motor Trucking Company	United States	PACIFIC MOTOR TRUCKING	73359326/ 1245993	04/12/1982 07/19/1983